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                                                            EXHIBIT 10.24


$5,320,000        August 6, 1999
                                                       Harrisburg, Pennsylvania


                                  MORTGAGE NOTE

         FOR VALUE RECEIVED, and intending to be legally bound, the undersigned, dELiA*S DISTRIBUTION COMPANY, a Delaware corporation, with offices at 348 Poplar Street, Hanover, Pennsylvania 17331 (the "Maker"), does hereby promise to pay, without defalcation, to the order of ALLFIRST BANK (the "Payee") at 213 Market Street, Harrisburg, Pennsylvania 17101, or at such other place as the holder hereof may, from time to time, direct Maker in writing, the principal sum of five Million Three Hundred Twenty Thousand Dollars ($5,320,000) (the "Principal Sum"), lawful money of the United States of America, or such lesser amount as may have been advanced by Payee under the terms of the Construction Loan Agreement (the "Loan Agreement") of even date between Maker and Payee, together with interest thereon at the rate or rates hereinafter provided, in accordance with the following:

         (a) Commencing as of the date hereof and continuing until the repayment in full of all sums due under this Note, the outstanding balance of the Principal Sum shall bear interest at a rate which is at all times equal to the Libor Rate (as hereinafter defined) plus one hundred eighty-five (185) basis points per annum. For the purposes hereof, the term "Libor Rate" shall be defined as the per annum rate of interest published by Telerate News Services on Page 3750 under the designation of "British Banker Association Interest Settlement Rate" (or on any successor or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Payee from time to time, for purposes of providing quotations of interest rates applicable to deposits in U.S. dollars in the London interbank market) at approximately 11 a.m., London time, two Business Days (as hereinafter defined) prior to the date the interest rate is to be adjusted. The rate of interest charged under this subsection (a) shall be established on the date hereof, but shall be automatically recalculated as of the first day of each calendar month during the term of this Note based upon the Libor Rate in effect two (2) Business Days prior to such date. For the purposes hereof, the term "Business Day" shall be defined as any day other than a Saturday, Sunday or other day on which banks are required or authorized to close in the State of New York or on which dealings are not being carried on by commercial banks in the London Interbank Market.

         (b) Commencing September 6, 1999, and continuing monthly on the sixth day of each month, principal and interest shall be payable in eighty-four (84) consecutive monthly installments, which installments shall be based on a twenty-year amortization, and shall be increased or decreased from time to time to reflect any change(s) in the effective interest rate.



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         (c) Unless sooner paid, the unpaid Principal Sum, together with interest accrued and unpaid thereon, shall be due and payable in full on August 6, 2006.

         Interest shall be calculated on the basis of the actual number of days in the current calendar year divided by 360. Interest shall be payable as provided herein. All then accrued and unpaid interest shall also be payable when the entire principal balance of this Note becomes due and payable (whether by stated maturity, demand or acceleration) or, if earlier, when such principal balance is actually paid to Payee. Interest shall accrue on the unpaid balance hereof at the rate provided for in this Note until the entire unpaid balance has been paid in full, notwithstanding the entry of any judgment against Maker.

         Maker may prepay the indebtedness evidenced by this Note in whole or in part at any time(s) without premium or penalty, provided that any prepayment(s) shall be accompanied by all accrued interest to the date of prepayment(s). Each partial prepayment shall be applied against the installments of principal last (by date) due and payable; and no prepayment shall postpone or interrupt payment of future installments of principal and interest, which shall continue to be due and payable until payment hereof in full. Prepaid principal may not thereafter be reborrowed.

         If any payment hereunder is not paid when due, and continues unpaid for a period of ten (10) days thereafter, Payee, at Payee's discretion, may charge Maker as a late charge an amount computed at a rate of two percent (2%) of such past due amount. The late charge shall be in addition to any interest due. Notwithstanding the foregoing, in no event shall any late charge be less than ten dollars ($10).

         This Note is secured by, among other things, a Mortgage(s) and Security Agreement(s) from Maker to Payee of even date herewith and intended to be recorded forthwith (the "Mortgage"), secured upon premises in Penn Township, York County, Pennsylvania, as described in said Mortgage (the "Mortgaged Property"). All of the agreements, conditions, covenants, provisions and stipulations contained in the Mortgage which are to be kept and performed by Maker, are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and Maker covenants and agrees to keep and perform them, or cause them to be kept and performed, strictly in accordance with their terms.

         This Note, the Loan Agreement, the Mortgage, the Assignment(s) and the related collateral documents are referred to herein collectively as the "Loan Documents," and the provisions thereof are incorporated herein by reference. Capitalized terms used herein without definition that are defined in the Loan Agreement shall have the same meanings herein.

         Subject to any applicable notice and grace period(s), if the Maker shall fail to observe or perform any of the terms, agreements, covenants and conditions of the

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Maker contained herein or in any other Loan Document, the Payee, in its discretion, but without any duty to do so, and without waiving any default, may perform any of such

Maker contained herein or in any other Loan Document, the Payee, in its discretion, but without any duty to do so, and without waiving any default, may perform any of such terms, agreements, covenants and conditions, in whole or in part, and any money advanced or expended by the Payee in or toward the fulfillment of such terms, agreements, covenants and conditions shall be due on demand and shall become a part of and be added to the indebtedness due under this Note, with interest to be paid thereon at the then current rate provided herein from the date of the respective advance or expenditure, and secured by the Mortgage and Security Agreement and the related collateral documents.

         The occurrence of any one or more of the events, conditions or occurrences identified in the Loan Agreement as an "Event of Default" shall be an Event of Default hereunder.

         In the event of any default hereunder, or if an event of default, as described in the Mortgage(s) and Security Agreement(s) or any other Loan Document, shall occur and be continuing beyond any applicable grace period, an event of default shall occur hereunder, and Payee, at its option and without further notice to Maker, may declare immediately due and payable the entire unpaid balance of the principal sum of this Note with interest accrued thereon at the rate specified to the date of default and thereafter at the rate provided herein from time to time, and all other sums due by Maker under the Loan Documents, anything in any of the Loan Documents to the contrary notwithstanding; and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Payee in the Loan Documents. In such case, Payee may also recover all reasonable costs of suit and other reasonable expenses in connection therewith, together with a reasonable attorney's commission for collection, together with interest on any judgment obtained by Payee at the rate provided herein from time to time, including interest at that rate from and after the date of any Sheriff's sale until actual payment is made by the Sheriff to Payee of the full amount.

         The remedies of Payee as provided in the Loan Documents and the warrants contained therein shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of Payee, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof or of any other right or remedy.

         Except for any required notice(s) under the Loan Documents, Maker hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Payee under the terms of the Loan Documents, as well as all benefits that might accrue to Maker by virtue of any present or future laws exempting the Mortgaged Property, or any other property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or

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providing for any stay of execution, exemption from civil process, or extension of time for payment. Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or any writ of execution issued thereon, may be so levied solely, in whole or in part, in any order desired by Payee.

         Maker hereby waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and agrees that its liability shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee. Maker consents to any and all extensions of time, renewals, waivers or modifications that may be granted in favor of Maker by Payee with respect to the payment or other provisions of this Note, and to the release of the collateral or any part thereof, with or without substitution.

         Payee shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in said writing. A waiver of one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

         Upon the occurrence and during the continuance of an Event of Default, Maker does hereby irrevocably authorize and empower any attorney of any court of record of Pennsylvania or elsewhere to appear for the Maker and on its behalf and to confess judgment against the Maker in favor of the Payee, with or without declaration filed, for the unpaid principal balance hereof, together with all amounts for which the Maker may be liable to the Payee hereunder, including, but not limited to, unpaid interest, costs and other expenses of suit and reasonable attorney's fees, all as aforesaid. If a copy hereof, verified by affidavit, shall have been filed in said proceedings, it shall not be necessary to file the original as a warrant of attorney. The authority granted herein to confess judgment shall not be exhausted by any exercise thereof, but shall continue, and may be exercised as aforesaid, from time to time and at all times until payment in full of all the amounts due hereunder.

         Maker shall pay the cost of any revenue, tax or other stamps now or hereafter required by law at any time to be affixed to this Note or the Mortgage; and if any taxes are imposed with respect to debts secured by mortgages, or with respect to notes evidencing debts so secured, Maker agrees to pay to the holder hereof upon demand the amount of such taxes, and hereby waives any contrary provisions of any laws or rules of court now or hereafter in effect.

         Notwithstanding anything to the contrary herein contained, the total liability of Maker for payment of interest pursuant hereto shall not exceed the maximum amount, if any, of such interest permitted by applicable law to be contracted for, charged or received, and if any payments by Maker to Payee include interest in excess of such a

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maximum amount, Payee shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded to Maker. Any such application or refund shall not cure or waive any Event of Default. In determining whether or not any interest payable under this Note or the Loan Documents exceeds the highest rate permitted by law, any non-principal payment (except payments specifically stated in this Note to be "interest"), including without limitation prepayment premiums and late charges, shall be deemed, to the extent permitted by applicable law, to be an expense, fee, premium or penalty rather than interest.

         If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof, all of which shall be liberally construed in favor of Payee in order to effect the provisions of the Note.

         THE MAKER, AND ANY ENDORSERS, SURETIES AND GUARANTORS HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ISSUES OF FACT IN ANY ACTION RELATING TO ANY RIGHTS OR OBLIGATIONS UNDER THIS NOTE OR OTHER DOCUMENTS RELATING TO THIS TRANSACTION.

         THE MAKER, AND ANY ENDORSERS, SURETIES AND GUARANTORS HEREBY AGREE THAT ANY ACTION OR PROCEEDING AGAINST IT TO ENFORCE THIS NOTE MAY BE COMMENCED IN STATE OR FEDERAL COURT IN ANY COUNTY IN THE COMMONWEALTH OF PENNSYLVANIA IN WHICH THE PAYEE PRESENTLY HAS AN OFFICE, AND THE MAKER, AND ANY ENDORSERS, SURETIES AND GUARANTORS WAIVE PERSONAL SERVICE OF PROCESS AND AGREE THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED OR CERTIFIED MAIL.

         The Maker intends this to be a sealed instrument and to be legally bound hereby. This instrument has been executed in, and shall be governed by and construed according to the laws of, the Commonwealth of Pennsylvania.

         The terms "Note" and "Mortgage," as used herein, shall mean the same as amended, modified or altered, from time to time.

         Whenever used, the singular shall include the plural, the plural the singular and the use of any gender shall be applicable to all genders, and the words "Payee" and "Maker" shall be deemed to include the respective heirs, personal representatives, successors and permitted assigns of Payee and Maker.

         This obligation shall be legally binding upon the Maker and the heirs, personal representatives, successors and assigns of the Maker and the benefits hereof shall inure to the Payee and the successors and assigns of the Payee.

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         IN WITNESS WHEREOF, the Maker has duly executed this Note under seal the day and year first above written.

WITNESS:                                            dELiA*S DISTRIBUTION COMPANY


-----------------------                             By:-------------------------

                                                    Title:----------------------